Exhibit 10.2

EARLYBIRDCAPITAL, INC.

SUBSCRIPTION AGREEMENT

As of February 28, 2024

RF Acquisition Corp. II

111 Somerset, #05-07

Singapore 238164

Attention: Tse Meng Ng

E-mail: tsemeng.ng@ruifengwealth.com

Dear Sirs:

The undersigned (“Shares”), and/or its designees hereby offer to purchase and subscribe for (“Company”) an aggregate of 200,000 ordinary shares par value $0.0001 per share, of RF Acquisition Corp II for an aggregate purchase price, and total consideration, of $1,739 (or $0.0087 per share). The Company agrees to issue the Shares in the name and the amount of each of the designees of the undersigned, pursuant to Schedule A, attached hereto.

The undersigned and/or its designees represent and warrant that they have been advised that the Shares have not been registered under the Securities Act; that they are acquiring the Shares for their account for investment purposes only; that they have no present intention of selling or otherwise disposing of the Shares in violation of the securities laws of the United States; that they are “accredited investors” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended; that pursuant to FINRA Rule 5110, the Shares will be subject to a 180-day lock-up period commencing on the effective date of the registration statement relating to the Company’s initial public offering, and shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such Shares in compliance with FINRA Rule 5110( e )(1) until the consummation of an initial business combination; and that they are familiar with the proposed business, management, financial condition and affairs of the Company.

This Letter shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

Very Truly Yours,

EarlyBirdCapital, Inc.

By:	/s/ Michael Powell
Its:	Senior Managing Director